Exhibit 99.1

FOR IMMEDIATE RELEASE

AMC THEATRES TO ACQUIRE CARMIKE CINEMAS, CREATING LARGEST CHAIN OF MOVIE THEATRES

IN THE U.S. AND THE WORLD

Combines Highly Complementary Theatre Circuits to

Expand Platform for AMC’s Guest Experience and Strategic Growth Initiatives

Leawood, Kansas and Columbus, Georgia — March 3, 2016 — AMC Theatres (AMC Entertainment Holdings, Inc.) (NYSE: AMC) (“AMC”) and Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”) announced today they have entered into a definitive merger agreement pursuant to which AMC will acquire all of the outstanding shares of Carmike for $30.00 per share in cash.  The transaction is valued at approximately $1.1 billion, including the assumption of Carmike net indebtedness. The purchase price per screen is approximately $376,000, and the per share purchase price represents an approximate 19.47% premium to Carmike’s March 3, 2016 closing stock price.

The Combined Company After Closing the Transaction

AMC is one of the nation’s premier entertainment companies with 5,426 screens and the most productive theatres in the country’s top markets. Carmike, America’s hometown theatre circuit, has 2,954 screens, primarily located in mid-size, non-urban communities. Together AMC and Carmike would have well over 600 theatre locations in 45 states across the country, including the District of Columbia.  The transaction is expected to provide significant growth for AMC and will allow it to bring its innovative amenities and best-in-class customer experience to enhance the movie-going experience for more customers in more areas.

Key Benefits of the Transaction

The transaction is expected to result in free cash flow per share accretion, exclusive of one-time transaction-related charges, in 2017 and beyond, and is expected to produce annual cost synergies of approximately $35 million. Other key benefits of the transaction include:

•                  Diversifying AMC’s footprint by adding theatres with complementary geographic and guest demographic profiles that strengthen the combined company’s admissions growth potential with limited geographic overlap;

•                  Expanding AMC’s proven and successful guest experience strategies to millions of new guests in complementary markets;

•                  Reducing related General and Administrative expenses by combining back-of-the-house functions such as accounting, finance and technology. The result is a more efficient and effective competitor through greater scale, scope and expertise. The combined company will be headquartered in Leawood, Kansas. Adam Aron will serve as Chief Executive Officer and President, and Craig Ramsey will serve as Executive Vice President and Chief Financial Officer;

•                  The maintenance of AMC’s quarterly dividend;

•                  The maintenance of AMC’s balance sheet flexibility and attractive leverage profile; and

•                  AMC’s receiving substantial additional value in NCM LLC, a subsidiary of National CineMedia, Inc. (NASDAQ: NCMI).

Commenting on the transaction, AMC Chief Executive Officer and President, Adam Aron said, “This is a compelling transaction that brings together two great companies with complementary strengths to create substantial value for our guests and shareholders. Through this transaction we expect to unlock synergies, sufficient we believe to make this transaction accretive in 2017.  AMC also gets to extend the reach of our innovative, guest-experience strategies to further transform the movie-going experience for millions of new guests. We also look forward to welcoming so many talented Carmike employees to the AMC team.”

“Our combination with AMC is a transformative milestone for Carmike and one that provides significant value to Carmike shareholders,” stated David Passman, Carmike President and Chief Executive Officer.  “By joining with AMC, we are bringing together two highly complementary theatre footprints and a shared commitment to service and innovation, positioning the combined company to deliver an even more compelling movie-going experience in many more locations across the country.  I am proud of the Carmike employees whose dedication and hard work have made this combination and its many benefits possible.  We look forward to working together with the AMC team to complete the transaction and to ensure a seamless transition.”

Aron added, “By broadening AMC’s geographic and demographic base for delivering our groundbreaking guest experience innovations in comfort and convenience — such as plush power-recliners, enhanced food and beverage, premium sight and sound, greater guest engagement and targeted programming — AMC is poised to deliver the best possible movie experience to more movie-goers than ever before.”

Approvals and Timing

The transaction was approved by both Boards of Directors of AMC and Carmike, respectively.

The transaction is expected to be completed by the end of 2016, subject to customary closing conditions, including regulatory approval and approval by Carmike’s shareholders.

Additional Details

The transaction, which has fully committed financing in place, will be funded through a combination of existing liquidity, including cash on hand, and incremental debt.  The debt financing commitment is being provided by Citigroup Global Markets Inc. (“Citi”).

Citi is serving as exclusive financial advisor to AMC and Husch Blackwell LLP is serving as AMC’s lead legal advisor. J.P. Morgan Securities LLC is serving as exclusive financial advisor and provided a fairness opinion to Carmike. King & Spalding LLP is acting as legal counsel to Carmike.

Conference Call

AMC will discuss the transaction in greater detail on a conference call and webcast on Friday, March 4, 2016 at 7:30 am CT/8:30 am ET. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software. To access the call from the U.S., dial (855) 327-6837. From international locations, the conference call can be accessed at (778) 327-3988.  An archive of the webcast will be available at www.investor.amctheatres.com for a limited time after the call.

About AMC Theatres

AMC (NYSE: AMC) is the guest experience leader with 387 locations and 5,426 screens located primarily in the United States. AMC has propelled innovation in the theatrical exhibition industry and continues today by delivering more comfort and convenience, enhanced food & beverage, greater engagement and loyalty, premium sight & sound, and targeted programming. AMC operates the most productive theatres in the country’s top markets, including No. 1 market share in the top three markets (NY, LA, Chicago) www.amctheatres.com.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation’s largest motion picture exhibitors. Carmike has 276 theatres with 2,954 screens in 41 states. The circuit includes 55 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 “BigDs,” 21 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities. Visit www.carmike.com for more information.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com.  We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for E-mail Alerts.

Important Additional Information Regarding the Merger Will Be Filed With The SEC

This press release may be deemed to be solicitation material in respect of the proposed merger.  In connection with the proposed merger, Carmike will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN

THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Carmike’s stockholders will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Carmike with the SEC at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain a free copy of the proxy statement, when available, and other relevant documents from Carmike’s website at http://www.carmikeinvestors.com/ or by contacting Carmike’s investor relations representatives by telephone at (212) 835-8500 or via email at ckec@jcir.com.

Participants in the Solicitation

Carmike and its officers and directors may be deemed to be participants in the solicitation of proxies from Carmike’s stockholders with respect to the proposed merger. Information about Carmike’s officers and directors and their ownership of Carmike common stock is set forth in the proxy statement for Carmike’s most recent annual meeting of stockholders, which was filed with the SEC on April 17, 2015. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed merger by reading the proxy statements regarding the proposed merger, which will be filed by Carmike with the SEC.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  Similarly, statements made herein and elsewhere regarding the pending acquisition of Carmike are also forward-looking statements, including statements regarding the anticipated closing date of the acquisition, the source and structure of financing, management’s statements about effect of the acquisition on AMC’s future business, operations and financial performance and AMC’s ability to successfully integrate Carmike into its operations. These forward-looking statements are based on information available at the time the statements are made and/or managements’ good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  These risks, trends, uncertainties and facts include, but are not limited to, risks related to:  the parties’ ability to satisfy closing conditions in the anticipated time frame or at all; obtaining regulatory approval, including the risk that any approval may be on terms, or subject to conditions, that are not anticipated; obtaining the Carmike stockholders’ approval; the possibility that the acquisition does not close, including in circumstances in which AMC would be obligated to pay Carmike a termination fee or other damages or expenses; related to financing the transaction, including AMC’s ability to finance the transaction on acceptable terms; responses of activist stockholders to the transaction; AMC’s ability to realize expected benefits and synergies from the acquisition; AMC’s effective implementation, and customer acceptance, of its two brand strategy; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the negative effects of this announcement or the consummation of the proposed acquisition on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisition; unknown liabilities; litigation and/or regulatory actions related to the proposed transaction; AMC’s significant indebtedness, including the indebtedness incurred to acquire Carmike; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC and Carmike have filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein.  Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC and Carmike, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 10, 2015, the section entitled “Risk Factors” in Carmike’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, and the risks, trends and uncertainties identified in their other public filings.  Neither AMC nor Carmike intends, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

AMC CONTACTS

INVESTOR RELATIONS:

John Merriwether, 866-248-3872

InvestorRelations@amctheatres.com

MEDIA CONTACTS:

Ryan Noonan, 913-213-2183

rnoonan@amctheatres.com

CARMIKE CONTACTS

INVESTOR RELATIONS:

Norberto Aja or Jennifer Neuman

JCIR

212-835-8500 or ckec@jcir.com

Richard B. Hare

Chief Financial Officer

706-576-3416

MEDIA CONTACTS:

Barrett Golden / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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